EXHIBIT 23.2
LETTER OF CONSENT
Canadian Natural Resources Limited
2100, 855 - 2nd Street SW
CALGARY AB T2P 4J8
Re: Consent of Independent Petroleum Consultants
____________________________________________________________________________________________
To Whom It May Concern:
We consent to the use of our name and our report with respect to the reserves data of Canadian Natural Resources Limited (the "Company"), and the information derived from our report, included and incorporated by reference in the Company's
(i)Annual Report on Form 40-F for the year ended December 31, 2022, including the Annual Information Form included therein; and
(ii)Registration Statement on Form F-10 (File No. 333-258127) filed with the Securities and Exchange Commission.
Sincerely,
SPROULE ASSOCIATES LIMITED
SIGNED “Steven J. Golko”
Steven J. Golko, P.Eng.
Senior Vice President
Calgary, Alberta, Canada
March 22, 2023
140 Fourth Avenue SW, Suite 900
Calgary, AB, Canada T2P 3N3
Sproule.com
T +1 403 294 5500 F +1 403 294 5590 TF +1 877 777 6135